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                                                                (Exhibit 18(a))

                    GRADISON-McDONALD CASH RESERVES TRUST

                 Power of Attorney of Trustees and Officers
                 ------------------------------------------

The undersigned, an officer or Trustee, or both an officer and Trustee, of Gradison-McDonald Cash Reserves Trust, a Massachussetts business trust (the "Trust"), which has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the provisions of the Investment Company Act of 1940, as amended, a Registration Statement on Form N-1 or N-1A (which together with any and all subsequent amendments, including post-effective amendments, thereto is hereinafter called the "Registration Statement") for the principal purpose of registering the public offering by the Trust of shares of beneficial interest without par value of its series, hereby constitutes and appoints Paul J. Weston, Donald E. Weston, Bradley E. Turner, Richard M. Wachterman and Robert Zutz, and each of them, with full power of substitution or resubstitution, the attorney or attorneys to execute and file on behalf of the undersigned in his capacity as an officer and/or trustee of the Trust, the Registration Statement as aforesaid, and any and all exhibits, applications and other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required or necessary to be done in the premises, as fully to all intents and purposes as he could do if personally present, hereby ratifying and approving the acts of said attorneys or any of them and any such substitute.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 23rd day of May, 1995.


/S/ Patricia Jamieson